UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2024
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Veeva Systems Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 452-6500
Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Option Grant

On June 19, 2024, on the recommendation of a special subcommittee of the Compensation Committee of the Board of Directors of Veeva Systems Inc. (the “Company,” “we” and “our”) composed solely of independent directors, following an extensive process in close consultation with its independent compensation consultant, the Board of Directors of the Company (the “Board”) at a regularly scheduled meeting approved the grant of a premium-priced performance-based stock option to Peter P. Gassner, the Company’s Chief Executive Officer (“CEO”) and founder and a member of the Board. Mr. Gassner recused himself from the vote.

Mr. Gassner was granted options to purchase an aggregate of 2,650,000 shares of our Class A common stock (the “Performance Option”) at an exercise price of $236.90 per share, which is equal to the Company’s 52-week high trading price and significantly higher than the closing price of the Company’ stock as of the trading date immediately prior to the grant date of $178.74. The Performance Option will only vest and become exercisable in five equal increments on each annual anniversary of February 1, 2025, subject to Mr. Gassner’s continuous service with the Company as CEO through each annual vesting date. In addition, no portion of the Performance Option will vest unless the closing price of the Company’s common stock is sustained at or above $236.90 per share for sixty consecutive trading days during the vesting period between February 1, 2025 and February 1, 2030. The Performance Option is also subject to a post-exercise holding period such that any shares acquired upon exercise of the Performance Option will not be transferable during the period ending on the earlier of two years following the date of such exercise and February 1, 2032, subject to customary exceptions for shares sold to cover the exercise price and applicable taxes and estate planning transfers. As with Mr. Gassner’s prior stock option awards, the Performance Option is not subject to any contractual vesting acceleration provisions.

Our Board has established a compensation program for our CEO that emphasizes long-term equity compensation in the form of stock options over cash compensation. We believe this long-term approach (with premium-priced stock options as the only equity vehicle) continues to align and incentivize Mr. Gassner to lead our business and drive our success, which is consistent with the long-term interests of our shareholders and other key stakeholders, our vision to build a durable cloud company, and our public benefit purpose. The last equity award granted to Mr. Gassner was in January 2018. Mr. Gassner does not participate in an annual incentive compensation program and, apart from a below-market annual base salary of $450,000, Mr. Gassner has not been paid any cash compensation since our IPO. The Board believes that the Performance Option is a strongly motivating, performance-based incentive compensation vehicle appropriately structured to retain Mr. Gassner and motivate him to continue growing the company on a continuous trajectory through 2030 and beyond.

The Performance Option is consistent with the Board’s historical practice of implementing 5-year long-term incentive compensation programs for Mr. Gassner (i.e., the Performance Option does not begin vesting until the completion of vesting of Mr. Gassner’s current outstanding options), and our Board intends that the Performance Option will be Mr. Gassner’s only equity-based compensation until at least 2030. Mr. Gassner intends to remain in the CEO role for the foreseeable future and has no specific retirement plans.

The following features of the Performance Option are intended to strongly align Mr. Gassner’s interests with those of our shareholders, other key stakeholders, and pursuit of our public benefit purpose: (i) service-based vesting through February 1, 2030 only so long as Mr. Gassner continues to serve as CEO, (ii) the additional vesting condition requiring that the Company’s stock price meet or exceed the Company’s 52-week high for a period of 60 consecutive trading days, (iii) the two-year post-exercise holding period requirement through February 1, 2032, and (iv) the option exercise price set at the Company’s 52-week stock price high.

Stock Compensation Expense Estimate for CEO Option Grant

The grant date fair value of the award that will be used to calculate stock compensation expense is estimated to be approximately $172 million. The stock compensation expense associated with this option grant will be recognized ratably each quarter from the grant data through the final vesting date. As described above, Mr. Gassner does not receive any income from the award unless the Company’s stock price exceeds its 52-week high of $236.90 for sixty consecutive trading days and then only to the extent the Company’s stock price at the time of exercise is above $236.90.

Item 8.01 Other Events

On June 19, 2024, the Board acted on the recommendation of its Nominating and Governance Committee to not accept Paul Sekhri’s previous tender of resignation as a director pursuant to our Corporate Governance Guidelines. Mr. Sekhri did not participate in the deliberation or decision regarding his resignation offer. The Board’s decision to not accept Mr. Sekhri’s resignation was based, in part, on Mr. Sekhri’s extensive executive and board experience, his valuable knowledge of and perspective into the life sciences industry (including as a result of his unique experience as a sitting CEO and director in the small biotech sector, a key customer segment for the Company), his dedicated service and contributions to our Board (including attending in fiscal 2024 100% of the meetings of the Board and the committee of the Board that he sits on), his institutional knowledge and experience with our governance and business resulting from his tenure, and the skill set and diverse perspective he brings to the Board.

The Board believes Mr. Sekhri did not receive a majority of votes cast in favor for his reelection due in part to Institutional Shareholder Services (“ISS”) recommending shareholders vote against Mr. Sekhri for being overboarded. The recommendation by ISS was made in accordance with its proxy voting guidelines, which are of general applicability and without regard to Mr. Sekhri or any other person individually. The Board had previously considered Mr. Sekhri’s outside board commitments and had determined they were not disqualifying under our overboarding policy. Moreover, the Company received feedback from certain large shareholders indicating that their overboarding concerns were mitigated upon understanding the particularities around Mr. Sekhri's outside board commitments and his importance to our Board.

Ultimately, after consideration of all these factors, the Board determined unanimously that it would not be in the best interests of the Company, its shareholders, its other stakeholders, or pursuit of the Company’s public benefit purpose to accept Mr. Sekhri’s resignation. Accordingly, Mr. Sekhri will continue to serve as a member of our Board.

Forward-looking Statements and Incorporation by Reference

This report contains forward-looking statements regarding the Company’s executive compensation strategies, expectations, and intentions, our CEO’s plans, and the Company’s future performance. There are numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 35 and 36 in our filing on Form 10-Q for the period ended April 30, 2024, which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: June 21, 2024